SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TELEFÓNICA, S.A. (Exact Name of Registrant as Specified in Its Charter)	TELEFÓNICA EMISIONES, S.A.U. (Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain (Jurisdiction of Incorporation or Organization)	Kingdom of Spain (Jurisdiction of Incorporation or Organization)

n/a (IRS Employer Identification No.)	n/a (IRS Employer Identification No.)

Distrito C, Ronda de la Comunicación, s/n Madrid, Spain (Address of Principal Executive Offices)	Distrito C, Ronda de la Comunicación, s/n Madrid, Spain (Address of Principal Executive Offices)

28050 (Zip Code)	28050 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d),
please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-159062
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Fixed Rate Senior Notes due 2013 of Telefónica Emisiones, S.A.U.	New York Stock Exchange
Fixed Rate Senior Notes due 2015 of Telefónica Emisiones, S.A.U.	New York Stock Exchange
Fixed Rate Senior Notes due 2020 of Telefónica Emisiones, S.A.U.	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1: Description of Registrants’ Securities to be Registered
     The securities to be registered hereby are (i) the Fixed Rate Senior Notes due 2013 (the “2013 Notes”), (ii) the Fixed Rate Senior Notes due 2015 (the “2015 Notes”) and (iii) the Fixed Rate Senior Notes due 2020 (the “2020 Notes”) of Telefónica Emisiones, S.A.U. (the “2013 Notes” together with the “2015 Notes” and the “2020 Notes,” the “Notes”) and the Guarantee by Telefónica, S.A. related to the Notes (the “Guarantee”). For a description of the Notes and the Guarantee to be registered hereunder, reference is made to the information under the heading “Description of the Notes and the Guarantee” of the Registrants’ Prospectus Supplement filed on April 13, 2010 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, relating to the Registrants’ Registration Statement on Form F-3 (File No. 333-159062) as amended from time to time (the “Registration Statement”), which information is hereby incorporated by reference herein.
Item 2. Exhibits
4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 8, 2009 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form F-3 filed on May 8, 2009)

4.2	Form of Third Supplemental Indenture for the Fixed Rate Senior Notes Due 2013 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, to be dated as of or around April 26, 2010 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on April 19, 2010)

4.3	Form of Fourth Supplemental Indenture for the Fixed Rate Senior Notes Due 2015 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, to be dated as of or around April 26, 2010 (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on April 19, 2010)

4.4	Form of Fifth Supplemental Indenture for the Fixed Rate Senior Notes Due 2020 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, to be dated as of or around April 26, 2010 (incorporated by reference to Exhibit 4.4 of Telefónica, S.A.’s Form 6-K filed on April 19, 2010)

4.5	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2013 (included in Exhibit 4.2)

4.6	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2015 (included in Exhibit 4.3)

4.7	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2020 (included in Exhibit 4.4)

4.8	Form of Guarantee by Telefonica, S.A., to be dated as of or around April 26, 2010 (incorporated by reference to Exhibit 4.8 of Telefónica, S.A.’s Form 6-K filed on April 19, 2010)

99.1	Registrants’ Prospectus Supplement, dated April 12, 2010 (incorporated by reference to the Registrants’ filing under Rule 424(b), filed on April 13, 2010)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.
Date: April 19, 2010

Telefónica Emisiones, S.A.U. (Registrant)
By:	/s/ Miguel Escrig Meliá
	Name:	Miguel Escrig Meliá
	Title:	Director (Administrador Solidario)

Telefónica, S.A. (Registrant)
By:	/s/ Eduardo Álvarez Gómez
	Name:	Eduardo Álvarez Gómez
	Title:	Director of Financing

Exhibit Index
4.1	Indenture among Telefónica Emisiones S.A.U., as Issuer, Telefónica, S.A., as Guarantor and The Bank of New York Mellon, as Trustee, dated as of May 8, 2009 (incorporated by reference to Exhibit 4.1 of Telefónica, S.A.’s Form F-3 filed on May 8, 2009)

4.2	Form of Third Supplemental Indenture for the Fixed Rate Senior Notes Due 2013 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, to be dated as of or around April 26, 2010 (incorporated by reference to Exhibit 4.2 of Telefónica, S.A.’s Form 6-K filed on April 19, 2010)

4.3	Form of Fourth Supplemental Indenture for the Fixed Rate Senior Notes Due 2015 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, to be dated as of or around April 26, 2010 (incorporated by reference to Exhibit 4.3 of Telefónica, S.A.’s Form 6-K filed on April 19, 2010)

4.4	Form of Fifth Supplemental Indenture for the Fixed Rate Senior Notes Due 2020 among Telefónica Emisiones, S.A.U., as Issuer, Telefónica, S.A., as Guarantor, and The Bank of New York Mellon, as Trustee and Paying Agent, to be dated as of or around April 26, 2010 (incorporated by reference to Exhibit 4.4 of Telefónica, S.A.’s Form 6-K filed on April 19, 2010)

4.5	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2013 (included in Exhibit 4.2)

4.6	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2015 (included in Exhibit 4.3)

4.7	Form of Security Certificate representing the Fixed Rate Senior Notes Due 2020 (included in Exhibit 4.4)

4.8	Form of Guarantee by Telefonica, S.A., to be dated as of or around April 26, 2010 (incorporated by reference to Exhibit 4.8 of Telefónica, S.A.’s Form 6-K filed on April 19, 2010)

99.1	Registrants’ Prospectus Supplement, dated April 12, 2010 (incorporated by reference to the Registrants’ filing under Rule 424(b), dated April 13, 2010)

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